Exhibit 2.7
AMENDMENT NO. 1
TO
PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) made as of October 15, 2021, by and between NOBLE FINANCE COMPANY, an exempted company incorporated in the Cayman Islands with limited liability and registration number 115769 having its office at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478 (“Seller Parent”), NOBLE DRILLING (TVL) LTD., an exempted company incorporated in the Cayman Islands with limited liability and registration number CR-79496 (“Noble Drilling”), NOBLE SA LIMITED, an exempted company incorporated in the Cayman Islands with limited liability and registration number MC-318246 (“Noble SA”), NOBLE RIG HOLDING I LIMITED, an exempted company incorporated in the Cayman Islands with limited liability and registration number MC-341232 (“Noble Holding I”), NOBLE RIG HOLDING 2 LIMITED, an exempted company incorporated in the Cayman Islands with limited liability and registration number MC-345555 (“Noble Holding 2” and, collectively with Noble Drilling, Noble SA and Noble Holding I, the “Selling Entities”), NOBLE DRILLING ARABIA CO. LTD., a limited company formed under the laws of Saudi Arabia with registration number 2051014009 (“Contract Assignor” and, collectively with Seller Parent and the Selling Entities, the “Noble Parties” and each a “Noble Party”), ADES INTERNATIONAL HOLDING LIMITED, a company incorporated in DIFC, UAE with license number CL2175 and its registered office at Unit 517, Level 5, Index Tower, P.O. Box 507118, DIFC Dubai, UAE (“Buyer”), and ADES SAUDI LIMITED COMPANY, a limited company formed under the laws of Saudi Arabia with registration number 2051062895 (“Designated Saudi Affiliate”). Buyer, Designated Saudi Affiliate, Seller Parent, Contract Assignor and the Selling Entities may be referred to herein individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H
WHEREAS, Buyer and the Noble Parties are parties to that certain Purchase and Sale Agreement dated as of August 25, 2021 (the “Purchase Agreement”); and
WHERAS, the Parties desire to enter into this Amendment to amend the Purchase Agreement to, among other things, (i) delete in its entirety Exhibit A-2 to the Purchase Agreement and substitute therefor Exhibit A-2 attached hereto, (ii) add Designated Saudi Affiliate as a party to the Purchase Agreement for the purpose contemplated by and pursuant to the recitals of the Purchase Agreement and this Amendment, (iii) correct a typographical error in the name of Noble Holding I, (iv) remove the conditions to Closing set forth in Sections 5.1(j) and 5.2(h) of the Purchase Agreement relating to the Customs Approval; (v) add a covenant to the Purchase Agreement relating to the Customs Approval; and (vi) insert Exhibit G-1 (referred to in Section 4.7 of the Purchase Agreement) since this was unintentionally omitted from the Purchase Agreement; and
WHEREAS, in accordance with Section 16 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as set forth herein; and
WHEREAS, capitalized terms that are defined in the Purchase Agreement are used herein with the same meanings therein ascribed to them, except as otherwise expressly stated herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Exhibit 2.7
1. The Parties hereby amend Exhibit A-2 of the Purchase Agreement by deleting the items listed on such exhibit in their entirety and substituting therefor the items listed on Exhibit A-2 attached hereto. The Parties hereby agree to add Exhibit G-1 of the Purchase Agreement in the form attached as Exhibit G-1 attached hereto.
2. The term “Designated Affiliate” as used in the Purchase Agreement shall be deemed to refer to Designated Saudi Affiliate.
3. Designated Saudi Affiliate hereby executes and delivers this Amendment and agrees to be bound by the Purchase Agreement to the extent contemplated hereby and thereby, and Buyer, Seller Parent, Contract Assignor and the Selling Entities acknowledge and agree that Designated Saudi Affiliate may be so bound, as contemplated by any reference to “Designated Affiliate” contained in the Purchase Agreement and shall be entitled to enforce and have the benefit of rights under the Purchase Agreement in its favour. It is understood that this Amendment shall not relieve Buyer of any of its duties, liabilities or obligations under the Purchase Agreement, including without limitation the obligation of Buyer to pay the full amount of the Purchase Price and to indemnify and hold harmless the Seller Indemnified Parties as set forth therein.
4. The name of Noble Holding I set forth in the Purchase Agreement contained a typographical error. The correct legal name of Noble Holding I is “Noble Rig Holding I Limited” rather than “Noble Rig Holding 1 Limited”. All other information regarding Noble Holding I set forth in the Purchase Agreement is correct. Noble Holding I hereby affirms its obligations and duties under the Purchase Agreement and agrees that it is bound by the terms of the Purchase Agreement as if its name had been properly set forth therein.
5. The condition to Closing set forth in Section 5.1(j) of the Purchase Agreement is hereby removed in its entirety.
6. The condition to Closing set forth in Section 5.2(h) of the Purchase Agreement is hereby removed in its entirety.
7. A new Section 4.15 is hereby added to the Purchase Agreement, such section to read in its entirety as follows:
“4.15 Customs Approval and INDEMNIFICATION.
a.Immediately following Closing (or in the case of a Delayed Rig immediately following a Delayed Rig Closing) the Parties shall submit to Saudi Customs (Zakat, Tax and Customs Authority) an application to transfer registration of the Rigs from Contract Assignor, as the current temporary importer of the Rigs to Buyer’s Designated Affiliate without any requirement for the exporting and re-importing the Rigs (the “Customs Application”) with all documents required to be submitted with such application including copies of the Novation Agreements. The Parties shall cooperate and provide all such information and documentation as may be required from Saudi Customs (Zakat, Tax and Customs Authority) in connection with the Customs Application and obtaining as promptly as possible the approval of Saudi Customs (Zakat, Tax and Customs Authority) of the transfers requested therein without any requirement for the exporting and re-importing of the Rigs (the “Customs Approval”).
b.Subject to Section 4.15(d), until the Customs Approval is obtained for a Rig, Contract Assignor shall remain as the temporary importer of record for such Rig.
c.It is the intention of the Parties that Contract Assignor shall not bear any cost, expense or liability that relates to the period after Closing (or after a Delayed Rig Closing as the case may be) as a result of remaining temporary importer of record of the Rigs in Saudi Arabia after Closing (or in the case of a

Exhibit 2.7
Delayed Rig after the Delayed Rig Closing). To that end, Buyer will defend, indemnify and hold the Seller Indemnified Parties (as hereinafter defined) harmless from and pay any and all Damages (as hereinafter defined), directly or indirectly, resulting from, relating to, arising out of, or attributable to (1) Contract Assignor’s status as the temporary importer of record in Saudi Arabia of any of the Rigs after Closing pursuant to Section 4.15(b) if and to the extent such Damages relate to the period after Closing (or in the case of a Delayed Rig after the Delayed Rig Closing), and (2) termination of such status in accordance with Section 4.15(d) if and to the extent such Damages would not have been incurred had the Contract Assignor ceased to be the temporary importer of record at the Closing (or the Delayed Rig Closing as the case may be).
(i) Notwithstanding anything to the contrary set forth in this Agreement but subject to paragraph (ii) below, the foregoing agreement to defend, indemnify and hold harmless is not subject to any limitation on indemnification that is set forth in this Agreement or the Transition Services Agreement (as hereinafter defined), including, without limitation, the limitations set forth in Section 7.7 and Section 17.1 of this Agreement.
(ii) THE FOREGOING AGREEMENT TO DEFEND, INDEMNIFY AND HOLD HARMLESS SHALL APPLY (TO THE EXTENT PERMITTED BY LAW), NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF ANY PERSON OR PARTY, STRICT LIABILITY, UNSEAWORTHNESS, LIABILITY IMPOSED BY STATUTE, OR ANY OTHER BREACH OF OBLIGATION OF ANY PERSON OR ANY OTHER EVENT OR CONDITION (OTHER THAN WILFUL MISCONDUCT).
d. Notwithstanding the foregoing, should the Customs Approval for any Rig not be obtained by the six month anniversary of the Closing Date (or in the case of a Delayed Rig by the six month anniversary of the Delayed Rig Closing Date), Contract Assignor may, upon twenty (20) days advance notice to Buyer, terminate its status as the temporary importer of record of any of such Rigs in Saudi Arabia.”
8. A new Section 4.16 is hereby added to the Purchase Agreement, such section to read in its entirety as follows:
“4.16 Import Guarantees.
Unless otherwise agreed by the Buyer (and as a covenant under this Agreement which shall not be subject to or limited by Section 7.2(c) notwithstanding that payment for maintaining such guarantees is covered by the Transition Services Agreement) the Noble Parties shall maintain (and as necessary renew or extend) all existing import guarantees relating to the Rigs for up to twelve (12) months after the Closing Date as may be required by Buyer after Closing (or in the case of a Delayed Rig after a Delayed Rig Closing) to permit replacement of such guarantees by Buyer and Buyer shall work diligently to replace such guarantees.”
9. Except as set forth in this Amendment or as necessary to give effect to the foregoing, the Purchase Agreement is not otherwise amended or modified.
10. This Amendment may be executed in any number of counterparts by the Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original, but all of which shall together constitute one and the same instrument. Any document or signature delivered by facsimile or electronic transmission (including .pdf) shall be deemed an original executed document for all purposes.
[Remainder of Page Intentionally Left Blank]

Exhibit 2.7
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in multiple originals by their duly authorized officers, all as of the day and year first above written.
Seller Parent:

Noble Finance Company
By: /s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director

Selling Entities:

Noble Drilling (TVL) Ltd.
By: /s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director
Noble SA Limited
By: /s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director
Noble Rig Holding I Limited
By: /s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director
Noble Rig Holding 2 Limited
By: /s/ Brad A. Baldwin
Name: Brad A. Baldwin
Title: Director

Contract Assignor:

Noble Drilling Arabia Co. Ltd.
By: /s/ Blake Denton
Name: Blake Denton
Title: Authorized Signatory

Exhibit 2.7
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in multiple originals by their duly authorized officers, all as of the day and year first above written.

Buyer:

ADES International Holding Limited
By: /s/ Mohamed Farouk
Name: Dr. Mohamed Farouk
Title: CEO

Designated Saudi Affiliate:

ADES Saudi Limited Company
By: /s/ Mohamed Farouk
Name: Dr. Mohamed Farouk
Title: Director

Exhibit 2.7
EXHIBIT A-2

Certain Inventory Items Stored in Dubai, U.A.E.

[Exhibit Omitted]

Exhibit 2.7
EXHIBIT G-1

List of employees that are not “Available Employees” that are be included within “Other Employees”.

[Exhibit Omitted]